UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 9, 2011

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT 59101

(Address of principal executive offices)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 9, 2011, First Interstate BancSystem, Inc. (the “Registrant”) issued a press release announcing the appointment of David L. Jahnke to the Registrant’s Board of Directors (the “Board”) effective August 3, 2011, to serve until 2014 or until his successor is elected and appointed. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Mr. Jahnke will fill a Board vacancy created by the June 2011 resignation of Martin A. White. Mr. Jahnke will initially serve on the Audit Committee of the Board. Other committee appointments, if any, have not been determined as of the time of this Form 8-K filing.

Mr. Jahnke will participate in the standard non-management director compensation arrangements. Under these arrangements, Mr. Jahnke will receive a pro-rated annual retainer valued at $22,000. Mr. Jahnke may elect to receive $10,000 of the annual retainer in the form of Class A common stock or Class A stock options and $12,000 in the form of cash, Class A common stock or Class A common stock options.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1 – Press Release dated August 9, 2011 regarding the appointment of David L. Jahnke to the Registrant’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2011

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer